Sub-Item 77Q1(a)

Copies of any material amendments to the registrant's charter or bylaws:

Sixth Amended and Restated Declaration of Trust, effective August 20, 2008.
Incorporated herein by reference to the Registrant's Registration Statement filed with the Securities and Exchange Commission on November 26, 2008 (Accession
Number 0001145443-08-003241).

Seventh Amended and Restated Declaration of Trust, effective November 13, 2008.
Incorporated herein by reference to the Registrant's Registration Statement on Form N-14
filed with the Securities and Exchange Commission on December 22, 2008 (Accession
Number 0001145443-08-003441).